Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Meet With Investors in Boston, New York City, and Phoenix

Ontario, CA, March 6, 2015 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be meeting with investors in Boston with FIG Partners, LLC on Monday, March 9, 2015. On Tuesday, March 10, he will be meeting with investors in New York City with Sterne, Agee & Leach, Inc. On March 10 and 11, Mr. Myers will be meeting with investors at the Sandler O’Neill & Partners, L.P. 2015 West Coast Financial Services Conference at the Arizona Biltmore in Phoenix.

Mr. Myers’ investor presentation for these meetings is available on CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of approximately $7.4 billion. Citizens Business Bank serves 43 cities with 40 Business Financial Centers, seven Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.